Exhibit 10.8


                              AMENDED AND RESTATED
                          MONITORING SERVICES AGREEMENT


     Amended and Restated Monitoring Services Agreement (this "Agreement") dated as of May 17, 2004 by and among Transportation Investment Partners, L.L.C. ("TIP"), Caravelle Investment Fund, L.L.C. ("Caravelle"), Albion Alliance Mezzanine Fund, L.P. ("Albion I"), Albion Alliance Mezzanine Fund II, L.P. ("Albion II" and, collectively with TIP, Caravelle and Albion I, the "Original Monitors") and Trimaran Fund Management, L.L.C. ("TFM") and Albion Alliance, LLC ("AA" and, collectively with TFM, the "Additional Monitors" and collectively with the Original Monitors, the "Monitors") and Transportation Technologies Industries, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company, Caravelle Advisors, L.L.C. ("Caravelle Advisors"), CIBC WMC Inc. ("CIBCWMC"), Albion I and Albion II have entered into a Management and Advisory Services Agreement, dated as of March 9, 2000 (the "Original Agreement");

     WHEREAS, pursuant to an agreement date as of June 21, 2000, the Company, Caravelle, CIBCWMC, Albion I and Albion II amended the Original Agreement (the "First Amendment");

     WHEREAS, pursuant to an agreement dated as of February 28, 2001, the Company, TIP (as successor in interest to CIBCWMC), Caravelle, Albion I and Albion II have further amended the Original Agreement (the "Second Amendment");

     WHEREAS, pursuant to an agreement dated as of December 19, 2003 the Company, TIP, Caravelle, Albion I and Albion II have further amended the Original Agreement (the "Third Amendment" and together with the Second Amendment, the First Amendment and the Original Agreement, the "Existing Agreement");

     WHEREAS, pursuant to the terms of the Stockholders Agreement dated as of March 9, 2000 among the Company and the stockholders of the Company (as amended, the "Stockholders Agreement"), the Monitors and/or certain of their affiliates (the "Designators") are entitled to nominate candidates to the Company's Board of Directors;

     WHEREAS, the Company desires for the Monitors to provide certain ongoing monitoring services to the Company, and the Monitors are willing to provide such services subject to the terms and conditions contained herein; and

     WHEREAS, the parties hereto desire to amend and restate in its entirety the Existing Agreement and to make certain addition modifications all as provided for herein;


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                                      -2-


     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Services. During the term of this Agreement, the Monitors shall provide such monitoring services to the Company and its subsidiaries as the Board of Directors of the Company shall reasonably request and the Monitors shall agree to provide from time to time. Such services shall be performed at each of the Monitors' offices or at such other locations as the Monitors shall reasonably determine.

     Section 2. Monitoring Fees.

          (a) In consideration of the services previously provided and to be provided in accordance with Section 1, the Company agrees to pay to the Original Monitors an annual monitoring fee of $1,250,000 (the "Monitoring Fee") accruing from the date of the Original Agreement and payable, except as set forth below, annually in arrears on the date on which the Company makes bonus payments to any of its officers, but in no event later than February 15 of each year and payable in accordance with Section 2(b) and upon the date of any termination of this Agreement pursuant to Section 9; provided that the Monitoring Fee accruing in respect of calendar year 2000 shall be $1,250,000 and shall be payable on the earlier of (i) the date on which the Company makes bonus payments to any of its officers in respect of calendar year 2000 and (ii) February 15, 2001. Notwithstanding the foregoing sentence, the Company and the Original Monitors agree that the amount of the Monitoring Fee due and payable in respect of any calendar year shall not exceed an amount equal to 61.57% of the aggregate bonuses paid to Messrs. Begel, Weller, Tallering, Mueller and Williams in respect of such calendar year; provided that the amount of the Monitoring Fee in respect of calendar year commencing with the 2004 calendar year shall not be less than $450,000 if the aggregate bonuses paid to Messrs. Begel, Weller, Tallering, Mueller, Cirar and Williams is at least $290,000 for such year.

          (b) The Company and the Monitors agree that the Company shall pay the Monitoring Fee to the Original Monitors as follows: (i) $892,857.14 to TIP;
     (ii) $178,571.43 to Caravelle; (iii) $89,285.71 to Albion I; and (iv) $89,285.71 to Albion II. To the extent that the Monitoring Fee payable in respect of any calendar year is reduced as provided in the penultimate sentence of Section 2(a), the amount of the Monitoring Fee payable to each Original Monitor shall be reduced pro rata in proportion to the percentage of the aggregate Monitoring Fee payable to each Original Monitor pursuant to the first sentence of this Section 2(b).


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                                      -3-


          (c) In addition to the Monitoring Fee, in consideration for additional services to be provided to the Company, the Company agrees to pay to the Additional Monitors an additional monitoring fee (the "Additional Monitoring Fee") in an annual aggregate amount equal to $300,000, which Additional Monitoring Fee, with respect to fiscal year 2003 has been paid in full as of December 19, 2003 and, with respect to each subsequent fiscal year shall be paid in equal quarterly installments on the first day of each fiscal quarter of the Company and upon the date of any termination of this Agreement pursuant to Section 9. $250,000 of such annual Additional Monitoring Fee shall be paid to TFM and $50,000 of such annual Additional Monitoring Fee shall be paid to AA.

     Section 3. Director Fees.

     (a) In consideration for the Designators providing their nominees and/or observers to the Board of Directors of the Company in accordance with the terms of the Stockholders Agreement, the Company agrees to pay to the Original Monitors an aggregate annual director and observer fee of $250,000 (the "Director Fee" and, collectively with the Monitoring Fee, and the Additional Monitoring Fee, the "Fees") accruing from the date of the Original Agreement and payable annually in arrears on the date on which the Company makes bonus payments to any of its officers, but in no event later than February 15 of each year and payable in accordance with Section 3(b) and upon the date of any termination of this Agreement pursuant to Section 9; provided that the Director Fee accruing in respect of calendar year 2000 shall be $250,000 and shall be payable on earlier of (i) the date on which the Company makes bonus payments to any of its officers in respect of calendar year 2000 and (ii) February 15, 2001. Notwithstanding the foregoing sentence, the Company and the Original Monitors agree that the amount of the Director Fee due and payable in respect of any calendar year shall not exceed an amount equal to 12.31% of the aggregate bonuses paid to Messrs. Begel, Weller, Tallering, Mueller and Williams in respect of such calendar year. Once any Director Fee has been paid it shall not be returnable under any circumstances, including upon any termination of this Agreement by any party hereto.

     (b) The Company and the Original Monitors agree that the Company shall pay the Director Fee to the Original Monitors as follows: (i) $178,571.43 to TIP;
(ii) $35,714.29 to Caravelle; (iii) $17,857.14 to Albion I; and (iv) $17,857.14
to Albion II. To the extent that the Director Fee payable in respect of any calendar year is reduced as provided in the penultimate sentence of Section 3(a), the amount of the Director Fee payable to each Original Monitor shall be reduced pro rata in proportion to the percentage of the aggregate Director Fee payable to each Original Monitor pursuant to the first sentence of this Section 3(b).


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                                      -4-


     Section 4. Deferral of Payment of Fees. Each of the Company and the Monitors agrees that the Fees payable hereunder shall only be payable to the extent such payment is permitted under the terms of the Company's Senior Credit Facilities and any other financing agreement of the Company entered into after the date of the Original Agreement. Each of the parties hereto agrees that notwithstanding that the Company may not be required to pay all or any portion of any Fee as a result of the application of the terms of the preceding sentence, all Fees shall nonetheless accrue and be earned on a daily basis and shall be payable (including all missed payments in respect of any Fee) on the first date that the payment thereof is permitted under the terms of the Senior Credit Facilities or such other financing agreement. "Senior Credit Facilities" collectively, (i) the First Lien Secured Credit Facility, dated as of March 16, 2004, by and among the Company, the lenders party thereto from time to time and Lehman Brothers Inc., Lehman Commercial Paper Inc., Wachovia Capital Markets, LLC and Credit Suisse First Boston, as amended from time to time and (ii) the Second Lien Secured Credit Facility, dated as of March 16, 2004, by and among the Company the lenders party thereto from time to time and Lehman Brothers Inc., Lehman Commercial Paper Inc., Wachovia Capital Markets, LLC and Credit Suisse First Boston, as amended from time to time.

     Each of the parties hereto agrees that to the extent that Fees due to the Monitors are deferred as provided in Section 3 above, any catch-up payments shall first be allocated first to any Additional Monitoring Fee that is due and payable under this Agreement, second to any Monitoring Fee that is due and payable under this Agreement and third to any Director Fee that is due and payable under this Agreement.

     Each of the parties hereto agrees that as of December 31, 2003 the following Fees have accrued and remain unpaid under the Original Agreement:

                                             Additional
                        Monitoring Fees      Monitoring Fees      Directors Fees
                        ---------------      ---------------      --------------
      TIP:              $0                   $-                   $57,142.86
      Caravelle:        $0                   $-                   $11,428.58
      Albion I:         $0                   $-                   $ 5,714.28
      Albion II         $0                   $-                   $ 5,714.28
      TFM               $-                   $0                   $-
      AA                $-                   $0                   $-
                        ---------------      ---------------      --------------
         Total:         $0                   $0                   $80,000.00
      --------------    ---------------      ---------------      --------------

     Each of the parties hereto agrees that such fees shall continue to accrue under this Agreement and the obligations of the Company subject to the terms of this Agreement.

     Section 5. Reimbursement. The Monitors and their affiliates shall be entitled to reimbursement of all reasonable out-of-pocket expenses (including travel expenses) incurred in connection with the performance of this Agreement (other than salary expenses


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                                      -5-


and associated overhead charges). The Company agrees to pay such amounts promptly upon request therefor.

     Section 6. Indemnity; No Liability. In consideration of the execution and delivery of this Agreement by the Monitors, the Company hereby agrees to indemnify, exonerate and hold each of the Monitors and any of their affiliates, and each of their respective partners, shareholders, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the Monitors' performance of services under this Agreement except for any such Indemnified Liabilities arising solely on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

     Section 7. Assignment; Designation. Each Monitor may at its option assign its rights and obligations under this Agreement to any of its affiliates or to any transferee of any capital stock of the Company held by such Monitor or its affiliates. Each Monitor in its sole discretion may also designate any one or more of its affiliates as the recipient of any Fees payable under this Agreement. The Company may not assign its rights or obligations under this Agreement without the consent of each other party hereto.

     Section 8. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     Section 9. Termination. This Agreement may be terminated with respect to any Monitor by such Monitor at any time by written notice to the Company. In addition, this Agreement shall terminate (a) with respect to any Monitor upon the termination of such Monitor's and its affiliates' right to appoint one or more members of the Company's Board of Directors in accordance with the terms of the Stockholders' Agreement and (b) with respect to all Monitors upon the earlier to occur of (x) a Change of Control (as defined in the Certificate of Designation of the Company governing the terms of its Series A, 14 1/2% Senior Redeemable Preferred Stock as in effect on the date hereof) and (y) the date of the consummation of an initial public offering of common stock of the Company pursuant to an effective registra-


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                                      -6-


tion statement under the Securities Act of 1933; provided that, as a condition to the termination of this Agreement pursuant to this clause (y), the Company shall have first paid to the Monitors an aggregate cash termination fee (the "Termination Fee") in the amount of $3.5 million; provided further that this clause (y) shall not be effective against any party hereto (i.e. this Agreement may not be terminated pursuant to such clause (y) and no Termination Fee shall be payable pursuant to such clause (y)) until such time as the Company shall have obtained the requisite consents to the effectiveness of such clause (y) pursuant to and in accordance with the terms of the Senior Credit Facilities. The Company and the Monitors agree that the Company shall pay the Termination Fee to the Monitors as follows: (i) $2,083,333.33 to TIP; (ii) $416,666.67 to Caravelle, (iii) $208,333.33 to Albion I; (iv) $208,333.33 to Albion II, (v) $486,111.11 to TFM and (vi) $97,222.22 to AA.

     Section 10. Amendment, etc. This Agreement may be modified, waived, discharged or terminated only by a written amendment signed by each of the parties hereto affected thereby, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged. No delay or omission by any party in exercising any right with respect to this Agreement shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                 TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.



                                 By:  /s/ Kenneth M. Tallering
                                      -----------------------------------
                                      Name: Kenneth M. Tallering
                                      Title: Vice President, General
                                                   Counsel and Secretary



                                 TRANSPORTATION INVESTMENT PARTNERS, L.L.C.



                                 By:  /s/ Steven A. Flyer
                                      ----------------------------------
                                      Name: Steven A. Flyer
                                      Title: Attorney in Fact



                                 CARAVELLE INVESTMENT FUND, L.L.C.



                                 By:  /s/ Steven A. Flyer
                                      ----------------------------------
                                      Name: Steven A. Flyer
                                      Title: Managing Director



                                 ALBION ALLIANCE MEZZANINE FUND, L.P.

                                 By:      Albion Alliance LLC, its
                                             General Partner



                                 By:  /s/ Charles A. Gonzalez
                                      ---------------------------------
                                      Name: Charles A. Gonzalez
                                      Title: Managing Director

                                      ALBION ALLIANCE MEZZANINE FUND II, L.P.


                                      By:      AA Mezz II GP, LLC, its
                                                  General Partner


                                      By:      Albion Alliance LLC,
                                                  its Sole Member



                                      By:  /s/ Charles A. Gonzalez
                                           ----------------------------------
                                           Name: Charles A. Gonzalez
                                           Title: Managing Director



                                      TRIMARAN FUND MANAGEMENT, L.L.C.



                                      By:  /s/ Steven A. Flyer
                                           ----------------------------------
                                           Name: Steven A. Flyer
                                           Title: Managing Director



                                      ALBION ALLIANCE, LLC



                                      By:  /s/ Charles A. Gonzalez
                                           ----------------------------------
                                           Name: Charles A. Gonzalez
                                           Title: Managing Director